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                                                                   EXHIBIT 10.42

                                    FORM OF
                          DIVIDEND AND NOTE AGREEMENT

    THIS  DIVIDEND AND NOTE  AGREEMENT (this "AGREEMENT") is  entered into as of
         ,  1996,  between  Park  Hospital  GmbH,  a  German  corporation   (the
"SHAREHOLDER") and Paracelsus Healthcare Corp., a California corporation ("PARACELSUS").

    WHEREAS, On           ,      Paracelsus declared a dividend of  $21,113,387,
plus $3,574.26 for each day from and including July 31, 1996 to the date the dividend is paid to holders of record of Paracelsus Common Stock (as defined below) as of such date;

    NOW,   THEREFORE,  for   good  and  valuable   consideration,  the  receipt,
sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

    1. CERTAIN DEFINITIONS. (a) For the purposes of this Agreement, capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Shareholder Agreement between Park Hospital GmbH and Paracelsus
entered into as of          , 1996.

    2.   REPRESENTATIONS  OF  THE SHAREHOLDER.    As  of the  date  hereof,  the
Shareholder represents and warrants to Paracelsus that:

        (a) such Shareholder Beneficially Owns all of the outstanding shares of common stock, no par value per share, of Paracelsus ("PARACELSUS COMMON STOCK");

        (b) this Agreement has been duly executed and delivered by the Shareholder and, assuming due execution by Paracelsus, this Agreement is a legal, valid and binding obligation, enforceable against the Shareholder in accordance with its terms; and

        (c) The execution, delivery and performance by the Shareholder of this Agreement do not and will not contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon the Shareholder or any agreement, contract or other instrument to which the Shareholder is a party, other than any such contraventions or conflicts that would not prevent or materially delay the performance of the Shareholder's obligations hereunder.

    3. REPRESENTATIONS OF PARACELSUS. As of the date hereof, Paracelsus represents and warrants to the Shareholder that the execution, delivery and performance of this Agreement by it has been duly and validly authorized by all necessary corporate action on its part and, assuming due execution by the Shareholder, that this Agreement is a legal, valid and binding obligation, enforceable against Paracelsus in accordance with its terms.

    4.  AGREEMENTS.

        (a) NO RELIEF OF LIABILITIES. Neither the termination of this Agreement nor the Transfer by the Shareholder of Beneficial Ownership of any Voting Securities of Paracelsus shall relieve the Shareholder of any liabilities or obligations to Paracelsus that arose or accrued prior to the date of such termination or Transfer.

        (b) FURTHER ASSURANCES. Paracelsus and the Shareholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

        (c) SHAREHOLDER ACTION. The Shareholder agrees that he shall promptly after the execution hereof and receipt of the dividend referred to in the whereas clause invest $7,185,467 in Paracelsus in return for the Shareholder Subordinated Note. For the purposes hereof, the "SHAREHOLDER SUBORDINATED NOTE" shall mean the subordinated note of Paracelsus issued to the Shareholder containing substantially the terms described in Annex A hereto. In addition, the Shareholder agrees to cause all of the voting securities of Paracelsus that are Beneficially Owned
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    by the Shareholder and his Affiliates and Associates to be released from any pledge or encumbrance (other than those arising under or permitted by the Shareholder Agreement) promptly after the receipt of such dividend.

    5. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

    6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable (by operation of law or otherwise) without the written consent of all other parties hereto; PROVIDED, that in the event of a merger where Paracelsus is not the surviving corporation, (x) this Agreement shall be assigned to and shall inure to the benefit of and be binding upon such surviving corporation and (y) any reference herein to Paracelsus shall be deemed to be a reference to such surviving corporation; PROVIDED, FURTHER, that in the event of a merger where Paracelsus is the surviving corporation, this Agreement shall continue in full force and effect.

    7. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including any exhibits hereto) and the Shareholder Agreement supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by Paracelsus and approved by the unanimous vote of the Independent Directors and, with respect to the Shareholder, by the Shareholder. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

    8.  MISCELLANEOUS.

        (a) GOVERNING LAW AND VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(b), shall be valid and sufficient service thereof.

        (b)    NOTICES.    All  notices,  requests,  claims,  demands  and other
    communications hereunder shall be in writing and shall be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if
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    sent by overnight  courier specifying  next day  delivery and  (iii) on  the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to the Shareholder, to:

           Dr. Manfred George Krukemeyer
           AM Natruper Holz 69
           D-49076 Osnabruck
           Federal Republic of Germany

           Facsimile: (011) 49-541-966-4006

        with copies to:

           R.J. Messenger
           155 North Lake Avenue, Suite 1100
           Pasadena, California 91101

           Facsimile: (818) 578-6387

        and to:

           Dr. Meyer zu Losebeck
           Sozietat Dr. H. Mertens
           Hasemauer 9
           49074 Osnabruck, Germany

           Facsimile: (011) 49-54-331-1616

        If to Paracelsus, to:

           Paracelsus Healthcare Corporation
           515 West Greens Road
           Suite 800
           Houston, Texas 77067

           Facsimile: (713) 873-6686

           Attention: Robert C. Joyner
                     Vice President
                     and General Counsel

        with a copy to:

           Skadden, Arps, Slate, Meagher & Flom
           300 South Grand Avenue
           Suite 3400
           Los Angeles, California 90071
           Attention: Thomas C. Janson, Jr.

           Facsimile: (213) 687-5600

        (c) SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        (d)  COUNTERPARTS.   For  the convenience  of the  parties hereto,  this
    Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute the same agreement.
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        (e)  TERMINATION.  This Agreement shall terminate automatically  without any action by any party upon the satisfaction by the Shareholder of all obligations under Section 4.

        (f)  HEADINGS.   All Section  headings and the  recitals herein are  for
    convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (g) OTHER AGREEMENTS. The parties hereto agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

        (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY (INCLUDING ANY HOLDER OF VOTING SECURITIES OF PARACELSUS) ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT; PROVIDED, THAT THE
    FOREGOING SHALL NOT IN ANY WAY RESTRICT OR LIMIT ANY HOLDER OF VOTING SECURITIES OF PARACELSUS FROM BRINGING A SHAREHOLDER DERIVATIVE ACTION TO SEEK OR COMPEL THE DIRECTORS OF PARACELSUS TO CAUSE PARACELSUS TO ENFORCE ANY OBLIGATIONS OF THE SHAREHOLDER HEREUNDER OR TO EXERCISE ANY RIGHTS OR REMEDIES OF PARACELSUS HEREUNDER.

    IN WITNESS WHEREOF, Paracelsus and the Shareholder have executed and delivered this Agreement, or a counterpart hereof, as of the date first written above.

                                          PARACELSUS HEALTHCARE CORPORATION
                                          By:___________________________________
                                             Name:
                                            Title:

                                          PARK HOSPITAL GmbH
                                          By:___________________________________
                                             Name:
                                             Title:
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                                                                         ANNEX A

                         SHAREHOLDER SUBORDINATED NOTE

Principal Amount:              $7,185,467
Maturity:                      10 years from the Issue Date
Interest Rate:                 6.51% per annum
Optional Redemption:           None
Payments:                      Payments  annually on each anniversary  of the Issue Date of
                               $1,000,000, consisting of principal and accrued interest
Ranking:                       Subordinated  in  right  of   payment  to  (i)  all   Senior
                               Indebtedness,  to be defined  in the same  manner as "Senior
                               Indebtedness" under the existing Paracelsus indenture,  plus
                               the   existing  Senior  Subordinated  Indebtedness  and  all
                               indebtedness  ranking  PARI  PASSU  with  such  indebtedness
                               (and/or   refinancing  indebtedness)  and   (ii)  any  other
                               indebtedness for borrowed  money with  an initial  principal amount  in  excess of  $50  million which  is  designated as
                               "Senior Indebtedness" by Paracelsus
Events of Default:             Same as existing senior subordinated indebtedness